[Front of Proxy Card]

EXHIBIT 99.6

FORM OF PROXY OF OCULAR

OCULAR SCIENCES, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

NOVEMBER 16, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Stephen J. Fanning and Steven M. Neil, or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock, $0.001 par value, of Ocular Sciences, Inc. (the “Company”), held of record by the undersigned on October 4, 2004, at the Special Meeting of Stockholders of the Company to be held at the Hilton Concord, 1970 Diamond Boulevard, Concord, California, on November 16, 2004, at 9:00 a.m. local time, and at any adjournments or postponements thereof.

(Continued and to be Signed on the Reverse Side)

[Back of Proxy Card]

SPECIAL MEETING OF STOCKHOLDERS

OCULAR SCIENCES, INC.

NOVEMBER 16, 2004

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD	COMPANY NUMBER
IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.	ACCOUNT NUMBER

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE, PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	Approve and adopt the Agreement and Plan of Merger by and among The Cooper Companies, Inc., TCC Acquisition, Corp., a wholly-owned subsidiary of Cooper, and Ocular Sciences, Inc., as described in the Joint Proxy Statement/Prospectus dated October 12, 2004, and approve the merger of Ocular with and into TCC Acquisition, with TCC Acquisition surviving the merger as a wholly-owned subsidiary of Cooper.	FOR ☐	AGAINST ☐	ABSTAIN ☐

TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE SPECIAL MEETING.

THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 SET FORTH ABOVE.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

SIGNATURE OF STOCKHOLDER	DATE

SIGNATURE OF STOCKHOLDER	DATE

Note: Please sign exactly as name or name(s) appear on this Proxy. When shares are held jointly each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.